SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 6, 2020

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Rockerfeller Place, 20th Floor, Suite 83 New York, New York New York, NY 10111	10111
(Address of principal executive offices)	(Zip Code)

(212) 751-0001

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Sanammad Parties

On May 6, 2020 (the "Effective Date"), AXIM Biotechnologies, Inc., a Nevada corporation (the “Company”), entered into an Agreement (the “Separation Agreement”) by and among the Company, CanChew License Company (“CanCo”), CanChew Biotechnologies, LLC (“CanChew”), Medical Marijuana, Inc., Dr. George A. Anastassov (“Dr. Anastassov”), Dr. Philip A. Van Damme (“Dr. Van Damme”), Lekhram Changoer (“Mr. Changoer”), Sanammad Foundation, Netherlands and Sanammad Foundation, US (collectively, the “Sanammad Parties”), pursuant to which, among other matters as described herein, Drs. Anastassov and Van Damme and Mr. Changoer resigned as members of the Company’s Board of Directors.

Pursuant to the Separation Agreement, the Company transferred and assigned to an entity designated by Dr. Anastassov all of the Company’s cannabis-related intellectual property other than the inventions and discoveries described in that certain cannabis-related patent application filed by the Company’s wholly-owned subsidiary, Sapphire Biotech, Inc. (water-soluble cannabinoid molecules).  The Company also transferred 100% of its interest in CanCo and CanChew to an entity designated by Dr. Anastassov.  In consideration for the transfers set forth above, any and all indebtedness owed by the Company to CanChew, totaling approximately $2.61 million, was satisfied and paid in its entirety.

In addition, in consideration for the payment by the Company of $65,000, the Company purchased 100% of the issued and outstanding shares of Series B Preferred Stock held by the Sanammad Parties.  Such shares shall be retired to treasury of the Company.  The Sanammad Parties also agreed to forfeit and assign back to treasury, for no consideration, a total of 18,570,356 shares of the Company's common stock.

In addition, each of Drs. Anastassov and Van Damme and Mr. Changoer have agreed to subject the shares of the Company’s common stock held by each of them to lock-up and leak-out restrictions, as follows: they shall not sell shares for a period of 12 months following the Effective Date and, thereafter, subject to a daily volume limitation of 5%, on an aggregate basis among them.

Further, the Company terminated the Consulting Agreement of Dr. Anastassov and the Employment Agreements for each of Dr. Van Damme and Mr. Changoer.  In connection with the termination of Dr. Anastassov’s Consulting Agreement, the Company agreed to pay severance in the amount of $35,000 for March 2020 and $20,000 per month thereafter through July 2021 (the termination date contemplated by the Consulting Agreement). Commencing for the April 2020, the Company may, in its sole discretion, pay the $20,000 severance obligation by the issuance of shares of the Company’s common stock registered pursuant to the Registration Statement on Form S-8 filed with the Commission on May 29, 2015 (“S-8 Shares”). If the gross cash proceeds from the sale of  any S-8 Shares issued in lieu of cash severance is less than $20,000, as determined 20 days after issuance of such S-8 Shares, then the Company has agreed to issue additional shares that would serve to "true-up" the value of the shares to the $20,000 monthly severance obligation; provided, however, that if 30 days after the date the severance payment is due the the gross proceeds from the sale of S-8 Shares is less than $20,000, the Company must pay the shortfall in cash. In addition, for each month that Dr. Anastassov is entitled to receive severance, he shall receive S-8 Shares in an amount equal to the lesser of (a) 150,000 S-8 Shares, or (b) S-8 Shares valued at $15,000 based upon the closing price of the Company's common stock as of the due date of the severance payment obligation.

In connection with the termination of the Employment Agreements of Dr. Van Damme and Mr. Changoer, Mr. Changoer’s severance payments shall be $20,000 per month for 12 months, commencing April 2020 (paid in arrears) and Dr. Van Damme’s severance payments shall be $5,000 per month for 12 months, similarly commencing April 2020 and paid in arrears. The Company has the right to pay each of Dr. Van Damme's and Mr. Changoer's monthly severance payments in S-8 shares in lieu of cash subject to the same terms and restrictions (including true-up terms) as set forth above for Dr. Anastassov.

The Company retains the right to prepay the severance obligations to Drs. Anastassov and Van Damme and Mr. Changoer, without penalty.

No claims were alleged by the Company against any party, and no claims were alleged against the Company.  However, in connection with the transactions described above, the parties entered into a general mutual release of all claims.

Convertible Promissory Note

As reported on the Company’s Current Report on Form 8-K dated December 7, 2018, on November 30, 2018, the Company issued to an institutional investor a Convertible Promissory Note (the “Note”), and the Note was later transferred to Medical Marijuana, Inc. (“Lender”).  On May 6, 2020, the parties entered into an Addendum to the Note pursuant to which, commencing on May 1, 2020, interest shall accrue, at the original rate of 3.5%, and shall be payable on a semi-annual basis commencing November 1, 2020.  The maturity date of the Note was extended until November 1, 2026.  In addition, the Conversion Price was reduced in the Addendum from $1.50 to $0.25 per share.

Purchase of Promissory Note and Forbearance Agreement

Effective May 4, 2020, the Company acquired from TL-66, a California limited liability company (“Seller”), a promissory note issued to Seller by Dr. Anastassov (“Maker”) dated December 1, 2017, with a face value of $350,000 and a remaining balance due of approximately $100,000 (the “Note”).  The purchase price for the Note was $100,000 payable by the Company issuing Seller One Million (1,000,000) restricted shares of the Company’s Common Stock.   Effective May 6, 2020, the Company and Maker entered into a Forbearance Agreement whereby the Company agreed to forbear from making any collection efforts on the Note for a period of 24 months so long as Maker has not breached the Separation Agreement.  Following 24 months, if there has been no breach of the Separation Agreement by Maker, repayment of the Note, including all principal and unpaid interest, will be waived in full.

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosures set forth in Item 1.01 are incorporated into this Item 2.01 by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth in Item 1.01 are incorporated into this Item 2.03 by this reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01, “Purchase of Promissory Note and Forbearance Agreement”, are incorporated into this Item 3.02 by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)Effective May 6, 2020, Dr. George E. Anastassov, Dr. Phillip A. Van Damme and Lekhram Changoer each tendered his resignation as a member of the Board of Directors of the Company, and the Company on that date accepted each resignation. None of the resignations were the result of any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: May 12, 2020	By:	/s/ John W. Huemoeller II
	Name:	John W. Huemoeller II
Chief Executive Officer